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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the use of our report dated February 18, 2006 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 14 ('33 Act) and Amend-ment No. 15 ('40 Act) to The Berkshire Funds' Registration Statement on Form N-1A (file No. 333-21089 and file No. 811-08043), including the reference to our firm under the heading "Financial Highlights" in the Prospectus and the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ Cohen McCurdy, Ltd.
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Cohen McCurdy, Ltd.
Westlake, Ohio
April 27, 2006